UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2016

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2016, Sutor Technology Group Limited (the “Company”) received a written notice from the Listing Qualifications department of the Nasdaq Stock Market ("Nasdaq Staff") indicating that the Company is not in compliance with the Nasdaq’s filing requirements for continued inclusion set forth in Listing Rule 5250(c)(1) (the “Rule”) because the Company had not filed its Form 10-K for the period ended June 30, 2015 and Forms 10-Q for the periods ended September 30, 2015 and December 31, 2015.

Unless the Company requests an appeal of this determination to a Hearings Panel, trading of the Company's common stock will be suspended at the opening of business on March 7, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. Following the suspension of trading on Nasdaq, the Company’s securities may be eligible to continue to be quoted on the OTC Bulletin Board or in the “Pink Sheets.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: March 2, 2016

/s/ Lifang Chen

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated March 2, 2016.